UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2011

BUFFALO WILD WINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

Buffalo Wild Wings, Inc. held its Annual Meeting of Shareholders on May 4, 2011.  The following matters were voted upon by the shareholders:

1.                                       A proposal to elect members of the Board of Directors, thereby setting the number of members of the Board of Directors at eight.  The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Vote
Sally J. Smith	13,256,866	367,460	3,353,858
Dale M. Applequist	13,235,003	389,323	3,353,858
Robert W. MacDonald	13,602,269	22,057	3,353,858
Warren E. Mack	10,610,544	3,013,782	3,353,858
J. Oliver Maggard	13,234,467	389,859	3,353,858
Michael P. Johnson	13,456,045	168,281	3,353,858
James M. Damian	13,602,889	21,437	3,353,858
Jerry R. Rose	13,282,143	342,183	3,353,858

2.                                       A proposal to approve, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Company’s proxy statement distributed to shareholders in connection with the Annual Meeting.  The proposal obtained advisory approval based on the following vote:

For	Against	Abstain	Broker Non-Vote
13,464,704	126,633	32,989	3,353,858

3.                                       An advisory vote to recommend the frequency of future shareholder votes on the compensation of the Company’s executive officers.  Advisory approval was obtained for the annual option based on the following vote:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
11,996,812	76,241	1,538,388	12,885	3,353,858

Based on the results of this vote, the Board of Directors has determined to include a shareholder vote on executive compensation in its proxy materials on an annual basis.

4.                                       A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2011. The proposal obtained approval based on the following vote:

For	Against	Abstain
16,495,226	470,318	12,640

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

	By	/s/ Emily C. Decker
Emily C. Decker
Vice President, General Counsel

Date: May 10, 2011